USS Real Estate
600 Grant Street
Pittsburgh, PA 15219-2800

RECEIVED JUN 14 2004
DELIVERED JUL 05 2004

February 26, 2004

Letter in Lieu of Transfer Order

To the person(s) and/or firm(s) addressed on Exhibit A

This letter is to notify you that United States Steel Corporation (USS), has transferred, sold and assigned all of its interest in the lands covered by the Agreement(s), as amended, described on Exhibit A to RGGS Land & Minerals, Ltd. L.P.

Future correspondence should be directed to the assignee at:

RGGS Land & Minerals, Ltd., L.P.
909 Fannin Street, Suite 2600
Houston, Texas 77010
Telephone: (713) 951-0100
Fax: (713) 951-0191
Attention: Daniel Clark

Copies to:
Mr. Peter A. Heltunen
P.O. Box 535
Mt. Iron, MN 55768
Telephone: (218) 749-1291
Fax: (218) 749-1294

Future payments and reports should be directed to the assignee at:

RGGS Land & Minerals, Ltd., L.P.
P. O. Box 4667
Houston, Texas 77210
Telephone: (713) 951-0100
Fax: (713) 951-0191
Attention: Tom Speck

Copies to:
Mr. Peter A. Heltunen
P.O. Box 535
Mt. Iron, MN 55768
Telephone: (218) 749-1291
Fax: (218) 749-1294

This letter is being furnished to you in lieu of a transfer order with respect to the properties under the Agreement(s). Upon request, we will send you a copy of the recorded assignment.

RGGS Land & Minerals, Ltd., L.P.
By: Gordy Oil Company, a Texas corporation,
Its: General Partner

By: ______________________
Russell D. Gordy, President

UNITED STATES STEEL CORPORATION

By: ______________________
Garrett F. Hurley
Title: President
USS Real Estate, a division of
United States Steel Corporation

Exhibit A

Polymet Mining Corporation
Mr. William Murray, President
925 West Georgia Street
Suite 1116
Vancouver BC V6C 3L2

Contract: Agreement
Dated: 7/11/2001